QuickLinks -- Click here to rapidly navigate through this document

Exhibit 13.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 20-F of DaimlerChrysler AG (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Prof. Jürgen E. Schrempp, as Chairman of the Board of Management of the Company, and Bodo Uebber, as Member of the Board of Management, Finance & Controlling / Financial Services, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JÜRGEN E. SCHREMPP
Name:	Prof. Jürgen E. Schrempp
Title:	Chairman of the Board of Management
Date:	February 28, 2005

/s/ BODO UEBBER
Name:	Bodo Uebber
Title:	Member of the Board of Management Finance & Controlling / Financial Services
Date:	February 28, 2005

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

QuickLinks

  Exhibit 13.1